Exhibit 10.6

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of December 3, 2012, among BERRY PLASTICS GROUP, INC. (the “New Guarantor”), a Delaware corporation and the parent of BERRY PLASTICS CORPORATION (the “Company”), the Company and U.S. BANK NATIONAL ASSOCIATION (successor to Wells Fargo Bank National Association), as trustee under the indenture referred to below (the “Trustee”).

                                  W I T N E S S E T H :

WHEREAS, the Company (as successor to Covalence Specialty Materials Corp.) and certain Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”) dated as of February 16, 2006, providing for the issuance of 10¼% Senior Subordinated Notes due 2016 (the “Securities”) in the aggregate principal amount of $265,000,000;

WHEREAS, the New Guarantor is not under any obligation to guarantee any of the Company’s Obligations under the Securities or the Indenture but desires to guarantee unconditionally all the Company’s Obligations under the Securities and the Indenture pursuant to a guarantee on the terms and conditions set forth herein so that the Company may satisfy its obligations under Section 4.02 of the Indenture by furnishing financial information relating to the New Guarantor; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1.           Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.  In addition, the following terms have the following meanings in this Supplemental Indenture:

“Designated Subject Senior Indebtedness” means all guarantees and other obligations of the New Guarantor in respect of Designated Senior Indebtedness.

“Subject Pari Passu Indebtedness” means any Indebtedness of the New Guarantor which ranks pari passu in right of payment to the New Guarantor’s guarantee herein.

“Subject Senior Indebtedness” means all guarantees and other obligations of the New Guarantor in respect of Senior Indebtedness.

“Subject Subordinated Indebtedness” means any Indebtedness of the New Guarantor which is by its terms subordinated in right of payment to the New Guarantor’s guarantee herein.

2.           Guarantee.  (a) The New Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder, the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture and the Securities, whether for payment of principal of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Company under the Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  The New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the New Guarantor, and that no extension or renewal of any Guaranteed Obligation shall release the obligations of the New Guarantor hereunder.  The obligations of the New Guarantor hereunder shall be joint and several with the Guarantees of the Guarantors.

(b)           The New Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  The New Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of the New Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of the Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; or (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

(c)           The New Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among itself and the Guarantors, such that the New Guarantor’s obligations would be less than the full amount claimed.  The New Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the New Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the New Guarantor hereunder.  The New Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the New Guarantor.

(d)           The New Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)           The New Guarantor’s guarantee herein is, to the extent and in the manner set forth herein, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Subject Senior Indebtedness and is made subject to such provisions of this Supplemental Indenture.

(f)           Except as expressly set forth in Section 8.01(b) of the Indenture, the obligations of the New Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the New Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture or this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the New Guarantor or would otherwise operate as a discharge of the New Guarantor as a matter of law or equity.

(g)           The New Guarantor agrees that its guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations, subject to the terms of the Indenture and this Supplemental Indenture.  The New Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(h)           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the New Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the New Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Trustee.

(i)           The New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided herein.  The New Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantor for the purposes of this Section 2.

(j)           The New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

(k)           Upon request of the Trustee, the New Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

(l)           For the avoidance of doubt, and except for the purposes of the definition of “Permitted Junior Securities,” the New Guarantor shall not be a “Guarantor” for purposes of and as defined in the Indenture and shall not be subject to any of the obligations or agreements of a Guarantor thereunder.

3.           Subordination of the Guarantees.  (a) The New Guarantor agrees, and each Holder by accepting a Security agrees, that the obligations of the New Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all existing and future Subject Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Subject Senior Indebtedness.  The obligations hereunder with respect to the New Guarantor shall in all respects rank pari passu in right of payment with all existing and future Subject Pari Passu Indebtedness and shall rank senior in right of payment to all existing and future Subject Subordinated Indebtedness; and only Indebtedness of the New Guarantor that is Subject Senior Indebtedness shall rank senior to the obligations of the New Guarantor hereunder in accordance with the provisions set forth herein.  For purposes of this Section 3, the Indebtedness evidenced by the Securities shall be deemed to include any Additional Interest payable pursuant to the provisions set forth in the Securities and the Registration Agreement.  All provisions of this Section 3 shall be subject to Section 3(p).

(b)           Upon any payment or distribution of the assets of the New Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the New Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the New Guarantor and its properties:

(1)           holders of Subject Senior Indebtedness shall be entitled to receive payment in full in cash of such Subject Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Subject Senior Indebtedness, whether or not a claim for such interest would be allowed) before the Holders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from the New Guarantor; and

(2)           until the Subject Senior Indebtedness is paid in full in cash, any payment or distribution to which the Holders would be entitled but for this Section 3 shall be made to holders of such Subject Senior Indebtedness as their interests may appear, except that the Holders may receive and retain Permitted Junior Securities.

(c)           The New Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or otherwise purchase, redeem or otherwise retire any Securities (except that the Holders may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described under Article 8 of the Indenture (collectively, “pay its Guarantee”) if:

             (1) a default in the payment of the principal of, premium, if any, or interest on any Designated Subject Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Subject Senior Indebtedness is not paid when due, or

             (2) any other default on Designated Subject Senior Indebtedness occurs and the maturity of such Designated Subject Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Subject Senior Indebtedness has been paid in full in cash; provided, however, the New Guarantor may pay its guarantee herein without regard to the foregoing if the New Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of such Designated Subject Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of this sentence has occurred and is continuing.  During the continuance of any default (other than a default described in clause (1) or (2) of the preceding sentence) with respect to any Designated Subject Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the New Guarantor may not pay its guarantee herein for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the New Guarantor and the Company) of written notice (a “Guarantee Blockage Notice”) of such default from the Representative of the holders of such Designated Subject Senior Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, the New Guarantor and the Company from the Person or Persons who gave such Guarantee Blockage Notice; (ii) by repayment in full in cash of such Designated Subject Senior Indebtedness; or (iii) because the default giving rise to such Guarantee Blockage Notice is no longer continuing).  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 3(c) and in Section 3(b)(2)), unless the holders of such Designated Subject Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Subject Senior Indebtedness or a payment default exists, the New Guarantor may resume payments on its guarantee herein after the end of such Guarantee Payment Blockage Period (including any missed payments).  Not more than one Guarantee Blockage Notice may be given with respect to the New Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Subject Senior Indebtedness during such period.  In no event, however, may the total number of days during which any Guarantee Payment Blockage Period is in effect exceed 179 days in the aggregate during any 360 consecutive day period.  For purposes of this Section 3(c), no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Subject Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment Blockage Period by the Representative of such Designated Subject Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being understood that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantee Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provision of the Designated Subject Senior Indebtedness under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

(d)           If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on the New Guarantor pursuant to Section 2, the Company, the New Guarantor or the Trustee (provided that the Trustee shall have received written notice from the Company or the New Guarantor, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of Designated Subject Senior Indebtedness (or the Representative of such holders) of such demand.

(e)           If a payment or distribution is made to the Holders that because of this Section 3 should not have been made to them, the Holders who receive the payment or distribution shall hold such payment or distribution in trust for holders of Subject Senior Indebtedness and pay it over to them as their respective interests may appear.

(f)           After all Subject Senior Indebtedness is paid in full and until the Securities are paid in full in cash, the Holders shall be subrogated to the rights of holders of Subject Senior Indebtedness to receive distributions applicable to Subject Senior Indebtedness.  A distribution made under this Section 3 to holders of Subject Senior Indebtedness which otherwise would have been made to the Holders is not, as between the New Guarantor and the Holders, a payment by the New Guarantor on Subject Senior Indebtedness.

(g)           This Section 3 defines the relative rights of the Holders and holders of Subject Senior Indebtedness.  Nothing in this Indenture shall:

(i)           impair, as between the New Guarantor and the Holders, the obligation of the New Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Section 2; or

(ii)           prevent the Trustee or any Holder from exercising its available remedies upon a default by the New Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Subject Senior Indebtedness to receive distributions otherwise payable to the Holders.

(h)           No right of any holder of Subject Senior Indebtedness to enforce the subordination of the obligations of the New Guarantor hereunder shall be impaired by any act or failure to act by the New Guarantor or by its failure to comply with this Supplemental Indenture.

(i)           Notwithstanding Section 3(c), the Trustee or any Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Section 3.  The New Guarantor, the Registrar or co-registrar, a Paying Agent, a Representative or a holder of Subject Senior Indebtedness may give the notice; provided, however, that if an issue of Subject Senior Indebtedness has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Subject Senior Indebtedness with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and any Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Section 3 with respect to any Subject Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Subject Senior Indebtedness; and nothing in Article 7 of the Indenture shall deprive the Trustee of any of its rights as such holder.  Nothing in this Section 3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture or any other Section of the Indenture or this Supplemental Indenture.

(j)           Whenever a distribution is to be made or a notice given to holders of Subject Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

(k)           The failure of the New Guarantor to make a payment on any of its obligations by reason of any provision in this Section 3 shall not be construed as preventing the occurrence of a default by the New Guarantor under such obligations.  Nothing in this Section 3 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on the New Guarantor pursuant to Section 2.

(l)           Upon any payment or distribution pursuant to this Section 3, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 3(b) are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Subject Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Subject Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Subject Senior Indebtedness to participate in any payment or distribution pursuant to this Section 3, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Subject Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Section 3, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.01 and 7.02 of the Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Section 3.

(m)           Each Holder by accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Subject Senior Indebtedness as provided in this Section 3 and appoints the Trustee as attorney-in-fact for any and all such purposes.

(n)           The Trustee shall not be deemed to owe any fiduciary duty to the holders of Subject Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Holders or the New Guarantor or any other Person, money or assets to which any holders of Subject Senior Indebtedness shall be entitled by virtue of this Section 3 or otherwise.

(o)           Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Subject Senior Indebtedness, whether such Subject Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Subject Senior Indebtedness and such holder of Subject Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Subject Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Subject Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Section 3 or the obligations hereunder of the Holders to the holders of Subject Senior Indebtedness, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Subject Senior Indebtedness, or otherwise amend or supplement in any manner Subject Senior Indebtedness, or any instrument evidencing the same or any agreement under which Subject Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Subject Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Subject Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the New Guarantor and any other Person.

(p)           Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article 8 of the Indenture by the Trustee and deposited at a time when permitted by the subordination provisions of this Section 3 for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Subject Senior Indebtedness or subject to the restrictions set forth in this Section 3, and none of the Holders shall be obligated to pay over any such amount to the New Guarantor or any holder of Subject Senior Indebtedness or any other creditor of the New Guarantor.

4.           Successors and Assigns.  This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture, this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture and this Supplemental Indenture.

5.           No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

6.           Modification.  No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

7.           Non-Impairment.  The failure to endorse the guarantee provided for herein on any Security shall not affect or impair the validity thereof.

8.           Notices.  All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture as if the New Guarantor were a Guarantor.

9.           Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

10.           Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

11.           Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

12.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

13.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

14.           TIA.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BERRY PLASTICS CORPORATION

By:	/s/ Mark Miles
Name: Mark Miles
Title: Executive Vice President

BERRY PLASTICS GROUP, INC.

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Chief Legal Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:      /s/ Beverly A. Freeney
Name: Beverly A. Freeney
            Title: Vice President